UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): March 18, 2014

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 E. Front St., Suite 400 Boise, Idaho (Address of principal executive offices)		83702 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2014, US Ecology, Inc. (the “Company”) adopted the 2014 Management Incentive Plan (Executive) (“2014 MIP”) for each of the Company’s named executive officers: Jeffrey R. Feeler, Steven D. Welling, Simon G. Bell and Eric L. Gerratt (each a “Participant”) and the 2014 Executive Sales Incentive Plan (“2014 ESIP”) for Mr. Welling.

2014 Management Incentive Plan (Executive)

Under the 2014 MIP, each Participant shall be eligible to receive an incentive payment for fiscal year 2014 (“Plan Year”) based upon the achievement of four independent objectives: (1) financial; (2) discretionary; (3) health and safety; and (4) compliance (each a “Plan Objective”). The payout available for achievement of 100% of each Plan Objective is a percentage of a Participant’s annual base salary (“Target Incentive”). The Target Incentive is 75% of base salary for Mr. Feeler, 50% of base salary for Mr. Bell, 50% of base salary for Mr. Gerratt and 30% of base salary for Mr. Welling. The amount available for achievement of a Plan Objective is weighted as a percentage of a Participant’s Target Incentive and may be earned even if the threshold performance is not met for another Plan Objective.

The portion of a Participant’s Target Incentive based on financial performance is scalable beginning with every percentage point over 89% of the Company’s Board approved consolidated operating income target (“Base MIP Target”) and is weighted at 50% of a Participant’s Target Incentive. In the event the Company exceeds the Base MIP Target, the Participants will be eligible for an additional incentive payment in an amount calculated by multiplying their respective salaries by an additional 4.5% for every 1% increase over the Base MIP Target and multiplying the resulting product by 50%. The additional incentive payment is capped at one times the Participant’s Target Incentive.

Up to 30% of a Participant’s Target Incentive shall be awarded, at the sole discretion of the Compensation Committee of the Company’s Board of Directors (“Administrator”), based on team work, achievement of established annual priorities, effective use of Company resources and other evaluative factors as determined by the Administrator.

Metrics for the health and safety objective are weighted cumulatively at 10% of a Participant’s Target Incentive and individually at approximately 3.33%. The Company-wide metrics, as set and approved by the Board, include Total Recordable Incident Rate, Days Away Restricted Time and Lost Time Incident.

The metric for the compliance objective is the avoidance of Notices of Violation or Enforcement with monetary penalties during the Plan Year and is weighted at 10% of a Participant’s Target Incentive. The Target Incentive related to compliance shall be earned based on a determination by the Administrator, taking into consideration, among other things, the dollar amount of a monetary penalty paid (or accrued under generally accepted accounting principles) in the Plan Year, severity of the Notices of Violation or Enforcement, regulatory basis for penalty and respective fact patterns.

2014 Executive Sales Incentive Plan

Under the 2014 ESIP, Mr. Welling shall be eligible to receive an incentive payment beginning with achievement of 90% of the Board approved waste treatment and disposal revenue target (“Plan Target”) and shall be capped at the level where Company-wide treatment and disposal revenue is equal to 115% of the Plan Target. The incentive rates applied to actual treatment and disposal revenue will range from .020% to .250%, depending on the level of revenue.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: March 24, 2014	By:/S/ Eric L. Gerratt
Eric L. Gerratt Executive Vice President, Chief Financial Officer & Treasurer